EXHIBIT 99.1

    SPECTRUM AWARDED MANUFACTURING CONTRACTS VALUED IN EXCESS OF $1.1 MILLION
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   CORE COMPETENCIES EXPECTED TO EXPAND AS COMPANY BUILDS SOLID FINANCIAL BASE

FORT WALTON BEACH, Fla. -- (BUSINESS WIRE) -- July 16, 2004 -- Spectrum Sciences & Software Holdings Corp. (OTCBB: SPSC), an emerging leader in homeland security through the provision of full-service, quality solutions in response to complex and diverse government initiatives, announced today an award by the U.S. Air Force of multi-year contracts to purchase Spectrum products built in support of current Department of Defense needs. These government purchases are expected to produce in excess of $1.1 million dollars in revenue over the next two years. The new long-term contracts continue to strengthen Spectrum's financial base, and further expand the Company's manufacturing capabilities and core competencies.

Specifically, the contracts were for two of Spectrum's premier product lines: the B-2, B-5, and B-7 Maintenance Platforms, which are essential to every basic military flight line maintenance operation; and critical torque adapters which are required for successful munitions operations. Dwight Howard, vice president of Spectrum Sciences, commented, "These contracts provide a stable working platform for us while we pursue new economies and efficiencies in our manufacturing operations. We continue to build upon our previous successes with sustained growth in our basic aircraft and munitions support equipment niche, with high-priority items for today's military field and depot units." Howard continued, "Our manufacturing staff continues to excel. We are pursuing contracts that make a difference in the mission readiness and sustainability of in-place U.S. and Allied military forces, and also have a positive impact on the Air Logistics Centers' and Depots' ability to maintain and service all of their weapons systems."

Spectrum also announced that it has filed a Report on Form 8-K with the Securities and Exchange Commission which contains an update on the previously disclosed SEC informal inquiry into the Company. The report may be reviewed at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C., or at the SEC's internet website at www.sec.gov.
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ABOUT  SPECTRUM  SCIENCES  &  SOFTWARE

Spectrum Sciences & Software Holdings Corp. is highly focused on homeland security through the provision of full-service, quality solutions in response to complex and diverse government initiatives. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers, and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 130 employees. Primary markets include engineering services, operation, maintenance, information technology and manufacturing. Spectrum provides and maintains Software Model Development and Safety Footprint Development to the United States Air Force, the United States Army, the United States Navy and many of our allied nations. Spectrum also operates and manages one of the largest air-to-ground bombing ranges in the United States, located in Gila Bend, Arizona. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. The company's manufacturing division is ISO 9001:2000-qualified and provides a broad array of services for both commercial and Department of Defense customers. The company has, or has had, contracts with the United States Air Force, including the Air Combat Command (ACC), the Air Force Reserve Command (AFRC); the Air Force Special Operations Command (AFSOC); the Air National Guard (ANG); the Department of Navy, including United States Navy (USN); United States Marine Corps (USMC); the Royal Australian Air Force (RAAF); the Royal Air Force (RAF) and the German Air Force (GAF). To find out more about Spectrum, visit our website at http://www.specsci.com.
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Forward-Looking  Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


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